Exhibit 99.1

ZIOPHARM Announces Caesar J. Belbel, Chief Legal Officer,

Appointed Chief Operating Officer

BOSTON, June 2, 2015 – ZIOPHARM Oncology, Inc. (Nasdaq: ZIOP), a biopharmaceutical company focused on the development and commercialization of new cancer therapies, today announced that Caesar J. Belbel, Executive Vice President, Chief Legal Officer and Secretary, has been appointed to the added role of Chief Operating Officer, effective immediately.

“Caesar has been an integral part of the ZIOPHARM senior management team through the Company’s evolution into a leading developer of next generation immuno-oncology therapeutics,” said Laurence J. N. Cooper, M.D., Ph.D., Chief Executive Officer of ZIOPHARM. “He has the experience and expertise, developed over a 30 year career in advising and building emerging companies, to help ZIOPHARM prosper in its next phase of development. We expect that his leadership, corporate development and transactional experience will continue to add significant value to the Company as he takes on the responsibilities of this new role.”

Mr. Belbel joined ZIOPHRARM Oncology in September 2011 as Executive Vice President and Chief Legal Officer. Prior to joining ZIOPHARM, from 2003 to 2011, he was Executive Vice President and Chief Legal Officer of Clinical Data, Inc., a biopharmaceutical company which was acquired in April 2011 by Forest Laboratories, Inc. At Clinical Data, Mr. Belbel led the transformation of the company through numerous mergers, acquisitions, divestitures and public and private financings, from a traditional diagnostics company to the developer of genetic diagnostics and novel small molecule therapeutics, including Viibryd, which was approved by the FDA in January 2011 for the treatment of depression. Prior to Clinical Data, he served in senior management and as the top legal executive of a publicly held internet services provider, a privately held software company acquired by Compuware Corporation, and a customer support management software company taken public under Mr. Belbel’s leadership. He is a graduate of Columbia University and Boston College Law School.

About ZIOPHARM Oncology, Inc.:

ZIOPHARM Oncology is a Boston, Massachusetts-based biotechnology company employing novel gene expression, control and cell technologies to deliver safe, effective and scalable cell-based therapies for the treatment of cancer. The Company’s synthetic immuno-oncology programs, in collaboration with Intrexon Corporation (NYSE:XON) and the MD Anderson Cancer Center, include chimeric antigen receptor T cell (CAR-T) and other adoptive cell based approaches that use non-viral gene transfer methods for broad scalability. The Company is advancing programs in multiple stages of development together with Intrexon Corporation’s RheoSwitch Therapeutic System® technology, a switch to turn on and off, and precisely modulate, gene expression in order to improve therapeutic index. The Company’s pipeline includes a number of cell-based therapeutics in both clinical and preclinical testing which are focused on hematologic and solid tumor malignancies.

Forward-Looking Safe-Harbor Statement:

This press release contains certain forward-looking information about ZIOPHARM Oncology, Inc. that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, and in some cases can be identified by terms such as “may,” “will,” “could,” “expects,” “plans,” “anticipates,” and “believes.” These statements include, but are not limited to, statements regarding the progress, timing and results of preclinical and clinical trials involving the Company’s drug candidates, and the progress of the Company’s research and development programs. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements. These risks and uncertainties include, but are not limited to: whether chimeric antigen receptor T cell (CAR T) approaches, Ad-RTS-IL-12, TCR and NK cell-based therapies, or any of our other therapeutic candidates will advance further in the pre-clinical or clinical trials process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; whether chimeric antigen receptor T cell (CAR T) approaches, Ad-RTS-IL-12, TCR and NK cell-based therapies, and our other therapeutic products will be successfully marketed if approved; the strength and enforceability of our intellectual property rights; competition from other pharmaceutical and biotechnology companies; and the other risk factors contained in our periodic and interim SEC reports filed from time to time with the Securities and Exchange Commission, including but not limited to, our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and our Quarterly Report on Form 10Q for the quarter ended March 31, 2015. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Trademarks

RheoSwitch Therapeutic System® (RTS®) technology is a registered trademark of Intrexon Corporation.

Contact:

Lori Ann Occhiogrosso

ZIOPHARM Oncology, Inc.

617-259-1987

locchiogrosso@ziopharm.com

David Pitts

Argot Partners

212-600-1902

david@argotpartners.com

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